EXHIBIT 99.1

ServisFirst Bancshares, Inc. Announces Results for Second Quarter of 2018

BIRMINGHAM, Ala., July 19, 2018 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NASDAQ:SFBS), today announced earnings and operating results for the quarter and six months ended June 30, 2018.

SECOND QUARTER 2018 HIGHLIGHTS:

  Net income of $33.5 million for the second quarter of 2018 compared to $24.2 million in the second quarter of 2017, a 39% increase
  Diluted EPS of $0.62 for the second quarter of 2018 compared to $0.45 for the second quarter of 2017, a 38% increase
  Loans increased 14% for the quarter on an annualized basis

Tom Broughton, President and CEO, said, “We saw good activity in loan demand in the second quarter and our pipeline remains strong.”  Bud Foshee, CFO, stated, “Our pretax income is up over 26% for YTD 2018 over 2017, reflective of our continued growth and improved profitability.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)

	Period Ending June 30, 2018	Period Ending March 31, 2018	% Change From Period Ending March 31, 2018 to Period Ending June 30, 2018	Period Ending June 30, 2017	% Change From Period Ending June 30, 2017 to Period Ending June 30, 2018
QUARTERLY OPERATING RESULTS
Net Income	$33,540	$32,603	3%	$24,164	39%
Net Income Available to Common Stockholders	$33,509	$32,603	3%	$24,133	39%
Diluted Earnings Per Share	$0.62	$0.60	3%	$0.45	38%
Return on Average Assets	1.91%	1.91%		1.55%
Return on Average Common Stockholders' Equity	20.89%	21.40%		17.36%
Average Diluted Shares Outstanding	54,196,023	54,183,400		54,100,604

YEAR-TO-DATE OPERATING RESULTS
Net Income	$66,143			$46,683	42%
Net Income Available to Common Stockholders	$66,112			$46,652	42%
Diluted Earnings Per Share	$1.22			$0.86	42%
Return on Average Assets	1.91%			1.50%
Return on Average Common Stockholders' Equity	21.13%			17.23%
Average Diluted Shares Outstanding	54,189,746			54,117,072

BALANCE SHEET
Total Assets	$7,084,562	$7,011,735	1%	$6,329,599	12%
Loans	6,129,649	5,928,327	3%	5,343,688	15%
Non-interest-bearing Demand Deposits	1,481,447	1,407,592	5%	1,373,353	8%
Total Deposits	6,085,682	5,977,387	2%	5,394,810	13%
Stockholders' Equity	655,114	629,297	4%	567,086	16%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $33.5 million for the quarter ended June 30, 2018, compared to net income of $24.2 million and net income available to common stockholders of $24.1 million for the same quarter in 2017.  Basic and diluted earnings per common share were $0.63 and $0.62, respectively, for the second quarter of 2018, compared to $0.46 and $0.45, respectively, for the second quarter of 2017.

Return on average assets was 1.91% and return on average common stockholders’ equity was 20.89% for the second quarter of 2018, compared to 1.55% and 17.36%, respectively, for the second quarter of 2017.

Net interest income was $64.5 million for the second quarter of 2018, compared to $62.4 million for the first quarter of 2018 and $55.6 million for the second quarter of 2017.  The net interest margin in the second quarter of 2018 was 3.82%, a one basis point increase from the first quarter of 2018 and five basis point increase from the second quarter of 2017.  The increase in net interest income on a linked quarter basis is attributable to a $104.8 million increase in average loans outstanding, an $80.0 million increase in average non-interest-bearing deposits and a $25.4 million increase in average stockholders’ equity, all resulting in a positive mix change in our balance sheet.  The average yield on loans increased 13 basis points to 4.93% on a linked quarter basis, while the average rate paid on deposits increased by 17 basis points to 1.03% on a linked quarter basis.

Average loans for the second quarter of 2018 were $5.99 billion, an increase of $104.8 million, or 2%, over average loans of $5.88 billion for the first quarter of 2018, and an increase of $754.7 million, or 14%, over average loans of $5.23 billion for the second quarter of 2017.

Average total deposits for the second quarter of 2018 were $6.04 billion, an increase of $91.8 million, or 2%, over average total deposits of $5.95 billion for the first quarter of 2018, and an increase of $766.0 million, or 15%, over average total deposits of $5.27 billion for the second quarter of 2017.

Non-performing assets to total assets were 0.28% for the second quarter of 2018, an increase of six basis points compared to 0.22% for the first quarter of 2018 and an increase of five basis points compared to 0.23% for the second quarter of 2017.  Net credit charge-offs to average loans were 0.13%, a three basis point increase compared to 0.10% for the first quarter of 2018 and a 12 basis point decrease compared to 0.25% for the second quarter of 2017.  We recorded a $4.1 million provision for loan losses in the second quarter of 2018 compared to $4.1 million in the first quarter of 2018 and $4.4 million in the second quarter of 2017.  The allowance for loan loss as a percentage of total loans was 1.05% at June 30, 2018 compared to 1.05% at March 31, 2018 and 1.03% at June 30, 2017.  In management’s opinion, the allowance is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its allowance for loan losses.

Non-interest income increased $654,000 during the second quarter of 2018, or 14%, compared to the second quarter of 2017.  Deposit service charges increased $271,000 in the second quarter of 2018, or 20%, compared to the second quarter of 2017.  The number of transaction deposit accounts increased approximately 9% from June 30, 2017 to June 30, 2018, and the amount of overdraft fees increased $120,000, or 34%, from the second quarter of 2017 to the second quarter of 2018.  Credit card revenue increased $567,000, or 48%, to $1.8 million during the second quarter of 2018, compared to $1.2 million during the second quarter of 2017, driven by increased numbers of accounts and increased purchases per account.  Mortgage banking revenue decreased by $275,000 in the second quarter of 2018, or 26%, compared to the second quarter of 2017.  The number of loans originated during the second quarter of 2018 decreased approximately 10% from the same quarter in 2017.  Also, a larger percentage of loans originated during the second quarter of 2018 were placed into the Bank’s portfolio instead of being sold into the secondary market.

Non-interest expense for the second quarter of 2018 increased $2.1 million, or 10%, to $24.0 million from $21.9 million in the second quarter of 2017, and increased $498,000, or 2%, on a linked quarter basis.  Salary and benefit expense for the second quarter of 2018 increased $1.1 million, or 9%, to $13.1 million from $12.0 million in the second quarter of 2017, and decreased $198,000, or 2%, on a linked quarter basis.  The number of FTE employees increased from 428 at June 30, 2017 to 447 at June 30, 2018.  Equipment and occupancy expense decreased $152,000, or 7%, to $2.1 million in the second quarter of 2018, from $2.3 million in the second quarter of 2017.  Ownership costs of our new headquarters building in Birmingham for the second quarter of 2018 were approximately $85,000 less than rental payments and amortization of leasehold improvements during the second quarter of 2017.  Other operating expense for the second quarter of 2018 increased $922,000, or 16%, to $6.6 million from $5.6 million in the second quarter of 2017.

Income tax expense decreased $1.7 million, or 17%, to $8.3 million in the second quarter of 2018, compared to $10.0 million in the second quarter of 2017.  Lower corporate income tax rates resulting from the passage of the Tax Cuts and Jobs Act in December 2017 has resulted in lower effective tax rates.  We also recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the second quarter of 2018 and 2017 of $457,000 and $1.4 million, respectively.  Our effective tax rate for the second quarter of 2018 and 2017 was 19.9% and 29.2%, respectively.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill and core deposit intangibles associated with our acquisition of Metro Bancshares, Inc. in January 2015.  We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations.  As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use.  The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release.  Dollars are in thousands, except share and per share data.

	At June 30, 2018	At March 31, 2018	At December 31, 2017	At September 30, 2017	At June 30, 2017
Book value per share - GAAP	$12.33	$11.84	$11.47	$11.14	$10.72
Total common stockholders' equity - GAAP	655,114	629,297	607,604	590,213	567,086
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,584	14,652	14,719	14,787	14,855
Tangible common stockholders' equity - non-GAAP	$640,530	$614,645	$592,885	$575,426	$552,231
Tangible book value per share - non-GAAP	$12.05	$11.56	$11.19	$10.86	$10.44

Stockholders' equity to total assets - GAAP	9.25%	8.98%	8.58%	8.79%	8.96%
Total assets - GAAP	$7,084,562	$7,011,735	$7,082,384	$6,712,103	$6,329,599
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,584	14,652	14,719	14,787	14,855
Total tangible assets - non-GAAP	$7,069,978	$6,997,083	$7,067,665	$6,697,316	$6,314,744
Tangible common equity to total tangible assets - non-GAAP	9.06%	8.78%	8.39%	8.59%	8.75%

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola and Tampa Bay, Florida, Atlanta, Georgia, Charleston, South Carolina and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC).  Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.  The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornadoes, in our geographic markets; and increased competition from both banks and non-bank financial institutions.  The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made.  ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com  or by calling (205) 949-0302.

CONTACT: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017
CONSOLIDATED STATEMENT OF INCOME
Interest income	$78,396	$74,009	$72,060	$67,641	$63,538
Interest expense	13,874	11,573	10,652	9,245	7,971
Net interest income	64,522	62,436	61,408	58,396	55,567
Provision for loan losses	4,121	4,139	9,055	4,803	4,381
Net interest income after provision for loan losses	60,401	58,297	52,353	53,593	51,186
Non-interest income	5,459	4,869	4,905	4,790	4,805
Non-interest expense	24,010	23,512	21,255	21,497	21,875
Income before income tax	41,850	39,654	36,003	36,886	34,116
Provision for income tax	8,310	7,051	14,853	11,627	9,952
Net income	33,540	32,603	21,150	25,259	24,164
Preferred stock dividends	31	-	31	-	31
Net income available to common stockholders	$33,509	$32,603	$21,119	$25,259	$24,133
Earnings per share - basic	$0.63	$0.61	$0.40	$0.48	$0.46
Earnings per share - diluted	$0.62	$0.60	$0.39	$0.47	$0.45
Average diluted shares outstanding	54,196,023	54,183,400	54,161,788	54,099,672	54,100,604

CONSOLIDATED BALANCE SHEET DATA
Total assets	$7,084,562	$7,011,735	$7,082,384	$6,712,103	$6,329,599
Loans	6,129,649	5,928,327	5,851,261	5,628,765	5,343,688
Debt securities	583,799	560,885	538,330	522,724	518,065
Non-interest-bearing demand deposits	1,481,447	1,407,592	1,440,326	1,405,965	1,373,353
Total deposits	6,085,682	5,977,387	6,091,674	5,796,901	5,394,810
Borrowings	64,648	64,739	64,832	54,975	55,075
Stockholders' equity	$655,114	$629,297	$607,604	$590,213	$567,086

Shares outstanding	53,150,733	53,147,169	52,992,586	52,970,310	52,909,362
Book value per share	$12.33	$11.84	$11.47	$11.14	$10.72
Tangible book value per share (1)	$12.05	$11.56	$11.19	$10.86	$10.44

SELECTED FINANCIAL RATIOS
Net interest margin	3.82%	3.81%	3.66%	3.77%	3.77%
Return on average assets	1.91%	1.91%	1.20%	1.55%	1.55%
Return on average common stockholders' equity	20.89%	21.40%	13.97%	17.28%	17.36%
Efficiency ratio	34.31%	34.93%	32.05%	34.02%	36.23%
Non-interest expense to average earning assets	1.42%	1.43%	1.26%	1.38%	1.47%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	10.08%	9.88%	9.51%	9.60%	9.72%
Tier 1 capital to risk-weighted assets	10.08%	9.88%	9.52%	9.61%	9.73%
Total capital to risk-weighted assets	12.10%	11.91%	11.52%	11.51%	11.67%
Tier 1 capital to average assets	9.21%	8.95%	8.51%	8.91%	8.88%
Tangible common equity to total tangible assets (1)	9.06%	8.78%	8.39%	8.59%	8.75%

(1) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.
(2) Regulatory capital ratios for most recent period are preliminary.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	June 30, 2018	June 30, 2017	% Change
ASSETS
Cash and due from banks	$68,344	$71,181	(4)%
Interest-bearing balances due from depository institutions	81,742	134,694	(39)%
Federal funds sold	15,585	49,443	(68)%
Cash and cash equivalents	165,671	255,318	(35)%
Available for sale debt securities, at fair value	583,549	438,808	33%
Held to maturity debt securities (fair value of $250 and $80,532 at
June 30, 2018 and 2017, respectively)	250	79,257	(100)%
Restricted equity securities	993	1,037	(4)%
Mortgage loans held for sale	4,605	5,673	(19)%
Loans	6,129,649	5,343,688	15%
Less allowance for loan losses	(64,239)	(55,059)	17%
Loans, net	6,065,410	5,288,629	15%
Premises and equipment, net	58,299	51,797	13%
Goodwill and other identifiable intangible assets	14,584	14,855	(2)%
Other assets	191,200	194,225	(2)%
Total assets	$7,084,562	$6,329,599	12%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$1,481,447	$1,373,353	8%
Interest-bearing	4,604,235	4,021,457	14%
Total deposits	6,085,682	5,394,810	13%
Federal funds purchased	262,659	300,226	(13)%
Other borrowings	64,648	55,075	17%
Other liabilities	16,459	12,402	33%
Total liabilities	6,429,448	5,762,513	12%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
June 30, 2018 and June 30, 2017	-	-	-%
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 53,150,733 shares issued and outstanding at June 30, 2018, and 52,909,362 shares issued and outstanding
at June 30, 2017	53	53	-%
Additional paid-in capital	217,765	217,271	-%
Retained earnings	443,972	348,517	27%
Accumulated other comprehensive income	(7,178)	743	N/M
Noncontrolling interest	502	502	-%
Total stockholders' equity	655,114	567,086	16%
Total liabilities and stockholders' equity	$7,084,562	$6,329,599	12%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Interest income:
Interest and fees on loans	$73,620	$59,912	$143,294	$115,468
Taxable securities	3,127	2,274	5,872	4,361
Nontaxable securities	623	752	1,279	1,517
Federal funds sold	694	287	1,245	806
Other interest and dividends	332	313	715	903
Total interest income	78,396	63,538	152,405	123,055
Interest expense:
Deposits	11,714	6,321	21,335	12,303
Borrowed funds	2,160	1,650	4,112	3,133
Total interest expense	13,874	7,971	25,447	15,436
Net interest income	64,522	55,567	126,958	107,619
Provision for loan losses	4,121	4,381	8,260	9,367
Net interest income after provision for loan losses	60,401	51,186	118,698	98,252
Non-interest income:
Service charges on deposit accounts	1,653	1,382	3,238	2,736
Mortgage banking	789	1,064	1,307	1,963
Credit card income	1,756	1,189	3,334	2,368
Securities gains	-	-	4	-
Increase in cash surrender value life insurance	786	785	1,563	1,509
Other operating income	475	385	882	775
Total non-interest income	5,459	4,805	10,328	9,351
Non-interest expense:
Salaries and employee benefits	13,098	12,031	26,394	23,744
Equipment and occupancy expense	2,113	2,265	4,067	4,505
Professional services	924	808	1,729	1,579
FDIC and other regulatory assessments	1,159	1,081	2,292	2,078
Other real estate owned expense	160	56	476	132
Other operating expense	6,556	5,634	12,564	11,104
Total non-interest expense	24,010	21,875	47,522	43,142
Income before income tax	41,850	34,116	81,504	64,461
Provision for income tax	8,310	9,952	15,361	17,778
Net income	33,540	24,164	66,143	46,683
Dividends on preferred stock	31	31	31	31
Net income available to common stockholders	$33,509	$24,133	$66,112	$46,652
Basic earnings per common share	$0.63	$0.46	$1.24	$0.88
Diluted earnings per common share	$0.62	$0.45	$1.22	$0.86

LOANS BY TYPE (UNAUDITED)
(In thousands)

	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017
Commercial, financial and agricultural	$2,345,879	$2,329,904	$2,279,366	$2,223,910	$2,123,498
Real estate - construction	522,788	506,050	580,874	467,838	395,398
Real estate - mortgage:
Owner-occupied commercial	1,383,882	1,349,679	1,328,666	1,323,383	1,272,659
1-4 family mortgage	584,133	581,498	603,063	593,180	565,121
Other mortgage	1,225,906	1,099,482	997,079	962,690	931,788
Subtotal: Real estate - mortgage	3,193,921	3,030,659	2,928,808	2,879,253	2,769,568
Consumer	67,061	61,714	62,213	57,764	55,224
Total loans	$6,129,649	$5,928,327	$5,851,261	$5,628,765	$5,343,688

SUMMARY OF LOAN LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017
Allowance for loan losses:
Beginning balance	$62,050	$59,406	$58,459	$55,059	$53,892
Loans charged off:
Commercial, financial and agricultural	1,732	1,088	7,064	924	3,067
Real estate - construction	-	-	-	16	40
Real estate - mortgage	440	381	1,134	550	106
Consumer	47	88	137	65	33
Total charge offs	2,219	1,557	8,335	1,555	3,246
Recoveries:
Commercial, financial and agricultural	173	4	64	67	16
Real estate - construction	97	7	126	12	14
Real estate - mortgage	2	42	26	59	2
Consumer	15	9	11	14	-
Total recoveries	287	62	227	152	32
Net charge-offs	1,932	1,495	8,108	1,403	3,214
Provision for loan losses	4,121	4,139	9,055	4,803	4,381
Ending balance	$64,239	$62,050	$59,406	$58,459	$55,059

Allowance for loan losses to total loans	1.05%	1.05%	1.02%	1.04%	1.03%
Allowance for loan losses to total average
loans	1.07%	1.05%	1.04%	1.07%	1.05%
Net charge-offs to total average loans	0.13%	0.10%	0.56%	0.10%	0.25%
Provision for loan losses to total average
loans	0.28%	0.29%	0.63%	0.35%	0.34%
Nonperforming assets:
Nonaccrual loans	$8,022	$9,271	$10,765	$12,356	$9,963
Loans 90+ days past due and accruing	6,081	678	60	2,506	1,016
Other real estate owned and
repossessed assets	5,937	5,748	6,701	3,888	3,891
Total	$20,040	$15,697	$17,526	$18,750	$14,870

Nonperforming loans to total loans	0.23%	0.17%	0.19%	0.26%	0.21%
Nonperforming assets to total assets	0.28%	0.22%	0.25%	0.28%	0.23%
Nonperforming assets to earning assets	0.29%	0.23%	0.25%	0.29%	0.24%
Reserve for loan losses to nonaccrual loans	800.79%	669.29%	551.84%	473.12%	552.63%

Restructured accruing loans	$15,572	$15,838	$16,919	$12,700	$12,716

Restructured accruing loans to total loans	0.25%	0.27%	0.29%	0.23%	0.24%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)
(In thousands)
	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017
Beginning balance:	$18,792	$20,572	$16,354	$16,370	$7,269
Additions	-	-	4,233	-	12,716
Removal from TDR	-	-	-	-	(535)
Net (paydowns) / advances	(267)	(1,080)	(15)	(16)	(1,380)
Charge-offs	(1,268)	(700)	-	-	(1,700)
	$17,257	$18,792	$20,572	$16,354	$16,370

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017
Interest income:
Interest and fees on loans	$73,620	$69,674	$67,357	$63,857	$59,912
Taxable securities	3,127	2,745	2,468	2,288	2,274
Nontaxable securities	623	656	702	729	752
Federal funds sold	694	551	508	379	287
Other interest and dividends	332	383	1,025	388	313
Total interest income	78,396	74,009	72,060	67,641	63,538
Deposits	11,714	9,621	8,954	7,574	6,321
Borrowed funds	2,160	1,952	1,698	1,671	1,650
Total interest expense	13,874	11,573	10,652	9,245	7,971
Net interest income	64,522	62,436	61,408	58,396	55,567
Provision for loan losses	4,121	4,139	9,055	4,803	4,381
Net interest income after provision for loan losses	60,401	58,297	52,353	53,593	51,186
Service charges on deposit accounts	1,653	1,585	1,499	1,467	1,382
Mortgage banking	789	518	894	978	1,064
Credit card income	1,756	1,578	1,298	1,149	1,189
Securities gains	-	4	-	-	-
Increase in cash surrender value life insurance	786	777	797	825	785
Other operating income	475	407	417	371	385
Total non-interest income	5,459	4,869	4,905	4,790	4,805
Salaries and employee benefits	13,098	13,296	11,432	12,428	12,031
Equipment and occupancy expense	2,113	1,954	1,566	1,947	2,265
Professional services	924	805	833	805	808
FDIC and other regulatory assessments	1,159	1,133	1,030	810	1,081
Other real estate owned expense	160	316	160	31	56
Other operating expense	6,556	6,008	6,234	5,476	5,634
Total non-interest expense	24,010	23,512	21,255	21,497	21,875
Income before income tax	41,850	39,654	36,003	36,886	34,116
Provision for income tax	8,310	7,051	14,853	11,627	9,952
Net income	33,540	32,603	21,150	25,259	24,164
Dividends on preferred stock	31	-	31	-	31
Net income available to common stockholders	$33,509	$32,603	$21,119	$25,259	$24,133
Basic earnings per common share	$0.63	$0.61	$0.40	$0.48	$0.46
Diluted earnings per common share	$0.62	$0.60	$0.39	$0.47	$0.45

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	2nd Quarter 2018		1st Quarter 2018		4th Quarter 2017		3rd Quarter 2017		2nd Quarter 2017
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$5,958,377	4.94%	$5,847,443	4.81%	$5,680,227	4.68%	$5,407,109	4.66%	$5,192,812	4.60%
Tax-exempt (2)	30,246	3.94	36,357	4.06	36,992	4.95	33,357	5.17	41,143	4.92
Total loans, net of
unearned income	5,988,623	4.93	5,883,800	4.80	5,717,219	4.68	5,440,466	4.66	5,233,955	4.60
Mortgage loans held for sale	3,770	4.26	3,698	4.50	6,199	3.52	4,862	3.51	5,958	3.90
Debt securities:
Taxable	475,777	2.63	435,747	2.52	406,488	2.43	385,431	2.37	389,505	2.34
Tax-exempt (2)	112,145	2.60	120,270	2.56	128,201	3.27	131,478	3.34	133,590	3.38
Total securities (3)	587,922	2.62	556,017	2.53	534,689	2.63	516,909	2.62	523,095	2.60
Federal funds sold	141,915	1.96	131,472	1.70	143,905	1.40	111,175	1.35	98,598	1.17
Restricted equity securities	1,022	1.57	1,030	1.57	1,030	1.93	1,030	3.47	1,030	10.51
Interest-bearing balances with banks	73,714	1.80	96,012	1.60	310,289	1.31	118,510	1.27	109,909	1.04
Total interest-earning assets	$6,796,966	4.64%	$6,672,029	4.51%	$6,713,331	4.29%	$6,192,952	4.37%	$5,972,545	4.30%
Non-interest-earning assets:
Cash and due from banks	68,190		68,309		68,444		65,457		68,894
Net premises and equipment	59,262		59,709		57,320		54,727		49,813
Allowance for loan losses, accrued
interest and other assets	129,585		140,558		149,636		151,786		143,286
Total assets	$7,054,003		$6,940,605		$6,988,731		$6,464,922		$6,234,538

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$827,540	0.56%	$899,311	0.52%	$899,334	0.46%	$800,437	0.42%	$779,916	0.39%
Savings	54,842	0.34	53,269	0.31	49,697	0.31	48,313	0.30	48,150	0.30
Money market	3,089,595	1.10	3,027,176	0.90	3,065,298	0.80	2,774,061	0.74	2,567,817	0.64
Time deposits	596,450	1.36	576,857	1.21	576,010	1.16	546,020	1.10	537,220	1.06
Total interest-bearing deposits	4,568,427	1.03	4,556,613	0.86	4,590,339	0.77	4,168,831	0.72	3,933,103	0.64
Federal funds purchased	295,309	1.87	297,051	1.60	271,248	1.37	282,806	1.34	336,344	1.11
Other borrowings	64,699	4.84	64,805	4.89	60,829	4.98	55,034	5.17	55,130	5.22
Total interest-bearing liabilities	$4,928,435	1.13%	$4,918,469	0.95%	$4,922,416	0.86%	$4,506,671	0.81%	$4,324,577	0.74%
Non-interest-bearing liabilities:
Non-interest-bearing
demand	1,469,194		1,389,217		1,444,338		1,363,207		1,338,514
Other liabilities	13,079		15,007		22,029		15,070		13,739
Stockholders' equity	650,641		621,004		599,754		578,626		556,521
Unrealized gains on securities and
derivatives	(7,346)		(3,092)		194		1,348		1,187
Total liabilities and
stockholders' equity	$7,054,003		$6,940,605		$6,988,731		$6,464,922		$6,234,538
Net interest spread		3.51%		3.56%		3.43%		3.56%		3.56%
Net interest margin		3.82%		3.81%		3.66%		3.77%		3.77%

(1)	Average loans include loans on which the accrual of interest has been discontinued.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21% for the quarters in 2018 and 35% for the quarters in 2017.
(3)	Unrealized (losses) gains on available-for-sale debt securities are excluded from the yield calculation.